UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2012

SED International Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Georgia	0-16345	22-2715444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3505 Newpoint Place, Suite 450, Lawrenceville, Georgia	30043
(Address Of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code: (770) 491-8962

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers and Appointment of Certain Officers.

(b) and (e) Effective August 28, 2012, the Registrant and Jonathan Elster entered into a Modification to Employment and Retention Agreement (the “Modification Agreement”) pursuant to which: (i) Mr. Elster resigned from the Board of Directors of the Registrant as of such date; (ii) Mr. Elster will become the Registrant’s Chief Strategy Officer upon the hiring of an Interim CEO, new CEO or President; (iii) beginning on July 1, 2013, either the Registrant, other than for Good Cause (as defined in the Modification Agreement), or Mr. Elster can upon three weeks prior written notice terminate his employment with the Registrant; and (iv) Mr. Elster will be entitled to a $340,000 lump sum severance payment and accelerated vesting of any unvested shares of restricted stock previously granted to him by the Registrant upon the termination of his employment by the Registrant other than for Good Cause, or by Mr. Elster upon notice in accordance with (iii) and after at least 60 days have elapsed from the first day of work of the Registrant’s new CEO.

The foregoing description of the Modification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01: Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Modification to Employment and Retention Agreement, dated August 28, 2012, between Jonathan Elster and SED International Holdings, Inc.

* * * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SED International Holdings, Inc.

Dated: August 31, 2012	By:	/s/Lyle Dickler
Lyle Dickler,
Chief Financial Officer